UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/27/2007

North Penn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51234

Pennsylvania	20-1882440
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

216 Adams Avenue, Scranton, Pennsylvania 18503-1692
(Address of principal executive offices, including zip code)

(570) 344-6113
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors for North Penn Bancorp, Inc. voted to approve the appointment of Virginia D. McGregor, age 44, as a Class II Board of Director for North Penn Bancorp, Inc. Ms. McGregor will be completing the term of the late John D. Schumacher, Jr., who recently passed away. Although Mr. Schumacher held the position of Chairman of the Board, Ms. McGregor will be serving in the capacity of Director. Her term will expire at the end of 2008, at which point she will be eligible for reelection. Ms. McGregor also serves on the Board of Directors for Community Medical Center, Scranton, PA, where she has been a Director since January 2006. Ms. McGregor was not appointed to any committees of the Board of Directors at this time. Additionally, the Board of Directors also approved the appointment of current board member Kevin M. Lamont to serve as Chairman of the Board.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Penn Bancorp, Inc.

Date: February 27, 2007	By:	/s/ Glenn J. Clark
Glenn J. Clark
Assistant Vice President and Principal Accounting Officer